EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER
Regarding Units of
FSI Low Beta Absolute Return Fund
Tendered Pursuant to the Offer to Purchase
 Dated November 29, 2016

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY THE FUND BEFORE 11:59 P.M., EASTERN TIME, ON DECEMBER 30, 2016 UNLESS THE OFFER IS EXTENDED.

For Certified Mail, Return Receipt Requested:

FSI Low Beta Absolute Return Fund
c/o Ultimus Fund Solutions, LLC
 P.O. Box 46707
Cincinnati, OH 45246-0707

For Overnight Mail:
FSI Low Beta Absolute Return Fund
c/o Ultimus Fund Solutions, LLC
 225 Pictoria Drive, Suite 450
Cincinnati, OH 45246

For additional information:

Phone: (877) 379-7380
 Fax: (513) 587-3438

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its units of beneficial interest (“Units”) in FSI Low Beta Absolute Return Fund (the “Fund”), or the tender of a portion of such Units, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________________.

This tender was in the amount of:

[ ]	All Units.

[ ]	Portion of Units expressed as a specific dollar value. $___________

[ ]	Portion of Units expressed as a specific number of Shares. ___________

[ ]	Portion of Units expressed as a specific percentage of Shares held ____%

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Units (or portion of the Units) previously tendered will not be purchased by the Fund pursuant to the terms of the Offer of Purchase referenced above.

For Individuals and Joint Tenants:	For Other Unitholders:
____________________________________ Signature	____________________________________ Print Name of Unitholder

____________________________________ Print Name of Unitholder	____________________________________ Signature

____________________________________ Joint Tenant Signature if necessary	____________________________________ Print Name of Signatory and Title

____________________________________ Print Name of Joint Tenant	____________________________________ Co-signatory if necessary

____________________________________ Print Name and Title of Co-signatory

Date: __________________

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